Exhibit 99.1

SERVISFIRST BANCSHARES, INC.

Announces Results For Fourth Quarter and Year Ended 2016

Birmingham, Ala. – (PR Newswire) – January 30, 2017 – ServisFirst Bancshares, Inc. (NASDAQ: SFBS), today announced earnings and operating results for the quarter and year ended December 31, 2016.

FOURTH Quarter AND YEAR ENDED 2016 Highlights:

▪	2-for-1 stock split in December 2016
▪	Diluted EPS increased 27% from $1.20 to $1.52 year over year
▪	Diluted EPS increased 3% from $0.39 to $0.40 on a linked quarter basis
▪	Loans and deposits increased 24% and 27%, respectively, for the fourth quarter on an annualized basis
▪	Loans and deposits increased 16% and 28%, respectively, year over year

Tom Broughton, President and CEO, said, “We are pleased to report a year of record growth in net income, loans and deposits while maintaining pristine credit quality.” Bud Foshee, CFO, stated, “Our new regions of Nashville, Tennessee, Atlanta, Georgia, Charleston, South Carolina and Tampa Bay, Florida all made solid progress in 2016.”

FINANCIAL SUMMARY (UNAUDITED)

(in Thousands except share and per share amounts)

On December 20, 2016, the Company effected a two-for-one split of its common stock in the form of a stock dividend. All share and per share information in this release has been adjusted to give effect to this stock split.

	Period Ending December 31, 2016	Period Ending September 30, 2016	% Change From Period Ending September 30, 2016 to Period Ending December 31, 2016	Period Ending December 31, 2015	% Change From Period Ending December 31, 2015 to Period Ending December 31, 2016
QUARTERLY OPERATING RESULTS
Net Income	$21,738	$20,909	4%	$19,750	10%
Net Income Available to Common Stockholders	$21,714	$20,909	4%	$19,726	10%
Diluted Earnings Per Share	$0.40	$0.39	3%	$0.37	8%
Return on Average Assets	1.39%	1.39%		1.55%
Return on Average Common Stockholders' Equity	16.71%	16.66%		17.75%
Average Diluted Shares Outstanding	53,961,160	53,879,328		53,190,478

YEAR-TO-DATE OPERATING RESULTS
Net Income	$81,479			$63,540	28%
Net Income Available to Common Stockholders	$81,432			$63,260	29%
Diluted Earnings Per Share	$1.52			$1.20	27%
Return on Average Assets	1.42%			1.38%
Return on Average Common Stockholders' Equity	16.63%			15.30%
Average Diluted Shares Outstanding	53,608,372			52,885,108

Core Net Income*	$81,479			$65,307	25%
Core Net Income Available to Common Stockholders*	$81,432			$65,027	25%
Core Diluted Earnings Per Share*	$1.52			$1.23	24%
Core Return on Average Assets*	1.42%			1.42%
Core Return on Average Common Stockholders' Equity*	16.63%			15.73%

BALANCE SHEET
Total Assets	$6,370,448	$6,002,621	6%	$5,095,509	25%
Loans	4,911,770	4,631,821	6%	4,216,375	16%
Non-interest-bearing Demand Deposits	1,281,605	1,269,726	1%	1,053,467	22%
Total Deposits	5,420,311	5,081,128	7%	4,223,888	28%
Stockholders' Equity	522,889	507,866	3%	449,147	16%

* Core measures exclude non-routine expenses during the comparative periods presented in this press release as more fully described in "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below.

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $21.7 million for the quarter ended December 31, 2016, compared to net income of $19.8 million and net income available to common stockholders of $19.7 million for the same quarter in 2015. Basic and diluted earnings per common share were $0.41 and $0.40 respectively, for the fourth quarter of 2016, compared to $0.38 and $0.37, respectively, for the fourth quarter of 2015.

Return on average assets was 1.39% and return on average equity was 16.71% for the fourth quarter of 2016, compared to 1.55% and 17.75%, respectively, for the fourth quarter of 2015.

Net interest income was $49.1 million for the fourth quarter of 2016, compared to $47.9 million for the third quarter of 2016 and $43.2 million for the fourth quarter of 2015. The net interest margin in the fourth quarter of 2016 was 3.30%, a five basis point decrease from the third quarter of 2016 and 26 basis point decrease from the fourth quarter of 2015. The increase in net interest income on a linked quarter basis is attributable to a $126.1 million increase in average loans outstanding, a $39.3 million increase in average non-interest-bearing deposits and a $17.6 million increase in average stockholders’ equity, all resulting in a positive mix change in our balance sheet. The average yield on loans decreased by two basis points to 4.45% on a linked quarter basis.

Average loans for the fourth quarter of 2016 were $4.70 billion, an increase of $126.1 million, or 3%, over average loans of $4.58 billion for the third quarter of 2016, and an increase of $580.2 million, or 14%, over average loans of $4.12 billion for the fourth quarter of 2015.

Average total deposits for the fourth quarter of 2016 were $5.27 billion, an increase of $291.7 million, or 6%, over average total deposits of $4.98 billion for the third quarter of 2016, and an increase of $1.01 billion, or 24%, over average total deposits of $4.27 billion for the fourth quarter of 2015.

Non-performing assets to total assets were 0.34% for the fourth quarter of 2016, an increase of 18 basis points compared to 0.16% for the third quarter of 2016 and an increase of eight basis points compared to 0.26% for the fourth quarter of 2015. One loan with a balance of approximately $6.2 million, which was greater than 90 days past due and accruing as of December 31, 2016, has paid current as of the date of this earnings release. This loan represented 10 basis points of the non-performing assets ratio as of December 31, 2016. Net credit charge-offs to average loans were 0.09%, a four basis point decrease compared to 0.13% for the third quarter of 2016 and a 15 basis point decrease compared to 0.24% for the fourth quarter of 2015. We recorded a $4.1 million provision for loan losses in the fourth quarter of 2016 compared to $3.5 million in the third quarter of 2016 and $3.3 million in the fourth quarter of 2015. The allowance for loan loss as a percentage of total loans was 1.06% for December 31, 2016 compared to 1.05% at September 30, 2016 and 1.03% at December 31, 2015. In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan losses.

Non-interest income increased $2.5 million during the fourth quarter of 2016, or 71%, compared to the fourth quarter of 2015. Mortgage banking revenue increased by $424,000 in the fourth quarter of 2016, or 68%, compared to the fourth quarter of 2015, resulting from a 38% increase in the number of loans originated and improved operations, translating to increased net gains on sales. Credit card income increased $411,000 in the fourth quarter of 2016, or 64%, compared to the fourth quarter of 2015, resulting from an 89% increase in the volume of spending on ServisFirst Bank cards and a 29% increase in spending on our agent banks’ cards. We recognized a $1.3 million gain on the sale of fixed assets during the fourth quarter of 2016.

Non-interest expense for the fourth quarter of 2016 increased $3.0 million, or 16%, to $22.0 million from $19.0 million in the fourth quarter of 2015, and increased $1.8 million, or 9%, on a linked quarter basis. Salary and benefit expense for the fourth quarter of 2016 increased $2.3 million, or 26%, to $11.2 million from $8.9 million in the fourth quarter of 2015, and increased $200,000, or 2%, on a linked quarter basis. We reversed $2.0 million of accrued incentive pay during the fourth quarter of 2015. Excluding this reversal, salary and benefit expenses increased $300,000, or 3%, from the fourth quarter of 2015 to the fourth quarter of 2016. Equipment and Occupancy expense increased $358,000, or 24% to $1.9 million in the fourth quarter of 2016, from $1.5 million in the fourth quarter of 2015. This increase in equipment and occupancy expense was attributable to new offices in our Charleston, South Carolina and Nashville, Tennessee regions, each of which were relocations from temporary facilities we previously occupied. We also accelerated depreciation of leasehold improvements in our Birmingham, Alabama headquarters building to coincide with our anticipated move date to our new headquarters building, which we anticipate will be in the second half of 2017. Professional services expense increased $352,000, or 50%, to $1.1 million in the fourth quarter of 2016, from $706,000 in the fourth quarter of 2015, primarily the result of legal fees accrued for pending litigation. FDIC assessments increased $339,000, or 46%, to $1.1 million in the fourth quarter of 2016, from $733,000 in the fourth quarter of 2015. This increase was the result of higher assessment rates under the new assessment calculation rule adopted by the FDIC effective at the beginning of the second quarter 2016, and growth in assets.

Income tax expense increased $2.7 million, or 59%, to $7.3 million in the fourth quarter of 2016, compared to $4.6 million in the fourth quarter of 2015, and increased $3.8 million, or 15%, to $29.3 million in the year ended December 31, 2016, compared to $25.5 million in the year ended December 31, 2015. In the second quarter of 2016 we adopted the amendments in Accounting Standards Update 2016-09 using the modified retrospective method. We have recognized excess tax benefits from the exercise and vesting of stock options and restricted stock of $54,000 in the fourth quarter of 2016 and $4.8 million for the year ended December 31, 2016. Previously under generally accepted accounting principles, such credits were reflected within additional paid-in capital.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

We recorded expenses of $2.1 million for the first quarter of 2015 related to the acquisition of Metro Bancshares, Inc. and the merger of Metro Bank with and into the Bank, and recorded an expense of $500,000 resulting from the initial funding of reserves for unfunded loan commitments for the first quarter of 2015, consistent with guidance provided in the Federal Reserve Bank’s Inter-agency Policy Statement SR 06-17. Core financial measures included in this press release are “core net income,” “core net income available to common stockholders,” “core diluted earnings per share,” “core return on average assets” and “core return on average common stockholders’ equity.” Each of these five core financial measures excludes the impact of the non-routine expenses attributable to merger expenses and the initial funding of reserves for unfunded loan commitments, and are all considered non-GAAP financial measures. Other non-GAAP financial measures included in this press release are “tangible common stockholders’ equity,” “total tangible assets,” “tangible book value per share,” and “tangible common equity to total tangible assets.” All non-GAAP financial measures are more fully explained below.

“Core net income” is defined as net income, adjusted by the net effect of the non-routine expense.

“Core net income available to common stockholders” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense.

“Core diluted earnings per share” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense, divided by weighted average diluted shares outstanding.

“Core return on average assets” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average total assets.

“Core return of average common stockholders’ equity” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average common stockholders’ equity.

“Tangible common stockholders’ equity” is defined as common stockholders’ equity, adjusted by the total of goodwill and other identifiable intangible assets.

“Total tangible assets” is defined as total assets, adjusted by the total of goodwill and other identifiable intangible assets.

“Tangible book value per share” is defined as tangible common stockholders’ equity divided by the number of common shares outstanding.

“Tangible common equity to total tangible assets” is defined as tangible common equity divided by total tangible assets.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the annual comparative periods ended December 31, 2016 and 2015 included in this press release. Dollars are in thousands, except share and per share data.

	As of December 31, 2016	As Of and For the Year Ended December 31, 2015
Return on average assets - GAAP		1.38%
Net income - GAAP		$63,540
Adjustments:
Merger expenses - Metro Bancshares, Inc.		2,096
Initial reserve for unfunded loan commitments		500
Tax (benefit) of adjustments		(829)
Core net income - non-GAAP*		$65,307
Average assets		$4,591,860
Core return on average assets - non-GAAP*		1.42%

Return on average common stockholders' equity - GAAP		15.30%
Net income available to common stockholders - GAAP		$63,260
Adjustments:
Merger expenses - Metro Bancshares, Inc.		2,096
Initial reserve for unfunded loan commitments		500
Tax (benefit) of adjustments		(829)
Core net income available to common stockholders - non-GAAP*		$65,027
Average common stockholders' equity		$413,445
Core return on average common stockholders' equity - non-GAAP*		15.73%

Earnings per share - diluted - GAAP		$1.20
Weighted average shares outstanding, diluted - GAAP		52,885,108
Core diluted earnings per share - non-GAAP*		$1.23

Book value per share - GAAP	$9.93	$8.65
Total common stockholders' equity - GAAP	522,889	449,147
Adjustments:
Adjusted for goodwill and other identifiable intangible assets	14,996	15,330
Tangible common stockholders' equity - non-GAAP	$507,893	$433,817
Tangible book value per share - non-GAAP	$9.65	$8.35

Stockholders' equity to total assets - GAAP	8.21%	8.81%
Total assets - GAAP	$6,370,448	$5,095,509
Adjustments:
Adjusted for goodwill and other identifiable intangible assets	14,996	15,330
Total tangible assets - non-GAAP	$6,355,452	$5,080,179
Tangible common equity to total tangible assets - non-GAAP	7.99%	8.54%

* Core measures exclude non-routine expenses during the comparative periods presented in this press release as more fully described in “GAAP Reconciliation and Management Explanation on Non-GAAP Financial Measures” above.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola and Tampa Bay, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at http://servisfirstbancshares.investorroom.com/.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at http://servisfirstbancshares.investorroom.com/ or by calling (205) 949-0302.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands except share and per share data)

	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015
CONSOLIDATED STATEMENT OF INCOME
Interest income	$56,200	$54,691	$52,050	$49,961	$48,451
Interest expense	7,091	6,773	6,159	5,782	5,290
Net interest income	49,109	47,918	45,891	44,179	43,161
Provision for loan losses	4,075	3,464	3,800	2,059	3,308
Net interest income after provision for loan losses	45,034	44,454	42,091	42,120	39,853
Non-interest income	6,039	4,791	3,847	3,435	3,475
Non-interest expense	22,037	20,162	19,504	19,290	19,002
Income before income tax	29,036	29,083	26,434	26,265	24,326
Provision for income tax	7,298	8,174	7,558	6,309	4,576
Net income	21,738	20,909	18,876	19,956	19,750
Preferred stock dividends	24	-	23	-	24
Net income available to common stockholders	$21,714	$20,909	$18,853	$19,956	$19,726
Earnings per share - basic (1)	$0.41	$0.40	$0.36	$0.38	$0.38
Earnings per share - diluted (1)	$0.40	$0.39	$0.36	$0.38	$0.37
Average diluted shares outstanding	53,961,160	53,879,328	53,452,568	53,133,620	53,190,478

CONSOLIDATED BALANCE SHEET DATA
Total assets	$6,370,448	$6,002,621	$5,646,055	$5,378,599	$5,095,509
Loans	4,949,282	4,657,284	4,539,338	4,340,900	4,216,375
Debt securities	447,427	377,270	347,706	362,106	370,364
Non-interest-bearing demand deposits	1,281,605	1,269,726	1,185,668	1,070,275	1,053,467
Total deposits	5,420,311	5,081,128	4,664,795	4,339,747	4,223,888
Borrowings	55,262	55,356	55,450	55,543	55,637
Stockholders' equity	$522,889	$507,866	$489,097	$470,940	$449,147

Shares outstanding	52,636,896	52,610,896	52,503,896	52,365,396	51,945,396
Book value per share	$9.93	$9.65	$9.32	$8.99	$8.65
Tangible book value per share (2)	$9.65	$9.37	$9.03	$8.70	$8.35

SELECTED FINANCIAL RATIOS
Net interest margin	3.30%	3.35%	3.51%	3.57%	3.56%
Return on average assets	1.39%	1.39%	1.37%	1.53%	1.55%
Return on average common stockholders' equity	16.71%	16.66%	15.79%	17.39%	17.75%
Efficiency ratio	39.96%	38.25%	39.21%	40.51%	40.75%
Non-interest expense to average earning assets	1.46%	1.39%	1.50%	1.56%	1.56%

CAPITAL RATIOS (3)
Common equity tier 1 capital to risk-weighted assets	9.78%	9.91%	9.83%	9.90%	9.72%
Tier 1 capital to risk-weighted assets	9.78%	9.92%	9.84%	9.91%	9.73%
Total capital to risk-weighted assets	11.84%	12.03%	11.98%	12.12%	11.95%
Tier 1 capital to average assets	8.22%	8.20%	8.52%	8.65%	8.55%
Tangible common equity to total tangible assets (2)	7.99%	8.23%	8.42%	8.50%	8.54%

(1) Adjusted to reflect two-for-one stock split that occurred on December 20, 2016.

(2) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.

(3) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	December 31, 2016	December 31, 2015	% Change
ASSETS
Cash and due from banks	$56,855	$46,614	22%
Interest-bearing balances due from depository institutions	566,707	270,836	109%
Federal funds sold	160,435	34,785	361%
Cash and cash equivalents	783,997	352,235	123%
Available for sale debt securities, at fair value	422,375	342,938	23%
Held to maturity debt securities (fair value of $63,302 and $27,910 at
December 31, 2016 and 2015, respectively)	62,564	27,426	128%
Restricted equity securities	1,024	4,954	(79)%
Mortgage loans held for sale	4,675	8,249	(43)%
Loans	4,911,770	4,216,375	16%
Less allowance for loan losses	(51,893)	(43,419)	20%
Loans, net	4,859,877	4,172,956	16%
Premises and equipment, net	40,314	19,434	107%
Goodwill and other identifiable intangible assets	14,996	15,330	(2)%
Other assets	180,626	151,987	19%
Total assets	$6,370,448	$5,095,509	25%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,281,605	$1,053,467	22%
Interest-bearing	4,138,706	3,170,421	31%
Total deposits	5,420,311	4,223,888	28%
Federal funds purchased	355,944	352,360	1%
Other borrowings	55,262	55,637	(1)%
Other liabilities	16,042	14,477	11%
Total liabilities	5,847,559	4,646,362	26%
Stockholders' equity:
Preferred stock, Series A Senior Non-Cumulative Perpetual, par value $0.001
(liquidation preference $1,000), net of discount; no shares authorized or outstanding at December 31, 2016, and 40,000 shares authorized, no shares issued and outstanding at December 31, 2015	-	-	-%
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at December 31, 2016, and 1,000,000 authorized and 960,000 shares undesignated at December 31, 2015	-	-	-%
Common stock, par value $0.001 per share; 100,000,000 shares authorized;
52,636,896 shares issued and outstanding at December 31, 2016, and 51,945,396 shares issued and outstanding at December 31, 2015	53	26	104%
Additional paid-in capital	215,932	211,546	2%
Retained earnings	307,151	234,150	31%
Accumulated other comprehensive (loss) income	(624)	3,048	(120)%
Noncontrolling interest	377	377	-%
Total stockholders' equity	522,889	449,147	16%
Total liabilities and stockholders' equity	$6,370,448	$5,095,509	25%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Interest income:
Interest and fees on loans	$52,533	$46,150	$200,463	$171,302
Taxable securities	1,604	1,058	5,343	4,331
Nontaxable securities	785	875	3,300	3,499
Federal funds sold	377	46	1,007	127
Other interest and dividends	901	322	2,789	716
Total interest income	56,200	48,451	212,902	179,975
Interest expense:
Deposits	5,817	4,294	20,169	14,894
Borrowed funds	1,274	996	5,636	2,810
Total interest expense	7,091	5,290	25,805	17,704
Net interest income	49,109	43,161	187,097	162,271
Provision for loan losses	4,075	3,308	13,398	12,847
Net interest income after provision for loan losses	45,034	39,853	173,699	149,424
Non-interest income:
Service charges on deposit accounts	1,375	1,326	5,355	5,088
Mortgage banking	1,044	620	3,725	2,682
Securities gains	-	-	(3)	29
Increase in cash surrender value life insurance	745	630	2,794	2,621
Other operating income	2,875	899	6,241	3,157
Total non-interest income	6,039	3,475	18,112	13,577
Non-interest expense:
Salaries and employee benefits	11,197	8,884	43,955	38,913
Equipment and occupancy expense	1,877	1,519	7,985	6,389
Professional services	1,058	706	3,977	2,607
FDIC and other regulatory assessments	1,072	733	3,400	2,660
Other real estate owned expense	91	324	759	1,227
Merger expense	-	-	-	2,100
Other operating expense	6,742	6,836	20,917	20,100
Total non-interest expense	22,037	19,002	80,993	73,996
Income before income tax	29,036	24,326	110,818	89,005
Provision for income tax	7,298	4,576	29,339	25,465
Net income	21,738	19,750	81,479	63,540
Dividends on preferred stock	24	24	47	280
Net income available to common stockholders	$21,714	$19,726	$81,432	$63,260
Basic earnings per common share (1)	$0.41	$0.38	$1.55	$1.23
Diluted earnings per common share (1)	$0.40	$0.37	$1.52	$1.20

(1) Adjusted to reflect two-for-one stock split that occurred on December 20, 2016.

LOANS BY TYPE (UNAUDITED)

(In thousands)

	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015
Commercial, financial and agricultural	$1,982,267	$1,885,315	$1,892,870	$1,799,132	$1,760,479
Real estate - construction	335,085	292,721	251,144	254,254	243,267
Real estate - mortgage:
Owner-occupied commercial	1,171,719	1,138,308	1,117,514	1,055,852	1,014,669
1-4 family mortgage	536,805	520,394	494,733	458,032	444,134
Other mortgage	830,683	740,127	725,336	723,542	698,779
Subtotal: Real estate - mortgage	2,539,207	2,398,829	2,337,583	2,237,426	2,157,582
Consumer	55,211	54,957	54,741	50,088	55,047
Total loans	$4,911,770	$4,631,822	$4,536,338	$4,340,900	$4,216,375

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)

(Dollars in thousands)

	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015
Allowance for loan losses:
Beginning balance	$48,933	$46,998	$45,145	$43,419	$42,574
Loans charged off:
Commercial financial and agricultural	1,059	1,270	1,412	50	2,186
Real estate - construction	-	79	355	381	161
Real estate - mortgage	45	144	191	-	463
Consumer	82	81	31	18	21
Total charge offs	1,186	1,574	1,989	449	2,831
Recoveries:
Commercial financial and agricultural	10	35	1	3	241
Real estate - construction	12	9	39	16	61
Real estate - mortgage	46	1	2	97	65
Consumer	3	-	-	-	1
Total recoveries	71	45	42	116	368
Net charge-offs	1,115	1,529	1,947	333	2,463
Provision for loan losses	4,075	3,464	3,800	2,059	3,308
Ending balance	$51,893	$48,933	$46,998	$45,145	$43,419

Allowance for loan losses to total loans	1.06%	1.05%	1.04%	1.04%	1.03%
Allowance for loan losses to total average loans	1.10%	1.07%	1.06%	1.06%	1.05%
Net charge-offs to total average loans	0.09%	0.13%	0.18%	0.03%	0.24%
Provision for loan losses to total average loans	0.34%	0.30%	0.34%	0.20%	0.32%
Nonperforming assets:
Nonaccrual loans	$10,624	$6,647	$4,730	$6,133	$7,767
Loans 90+ days past due and accruing	6,263	43	423	417	1
Other real estate owned and
repossessed assets	4,988	3,035	4,260	4,044	5,392
Total	$21,875	$9,725	$9,413	$10,594	$13,160

Nonperforming loans to total loans	0.34%	0.14%	0.11%	0.15%	0.18%
Nonperforming assets to total assets	0.34%	0.16%	0.17%	0.20%	0.26%
Nonperforming assets to earning assets	0.35%	0.16%	0.17%	0.20%	0.26%
Reserve for loan losses to nonaccrual loans	488.45%	736.17%	993.62%	736.10%	559.02%

Restructured accruing loans	$558	$6,738	$6,753	$6,763	$6,782

Restructured accruing loans to total loans	0.01%	0.14%	0.15%	0.16%	0.16%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)

(In thousands)

	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015
Beginning balance:	$6,738	$6,753	$6,763	$7,736	$8,266
Net (paydowns) / advances	554	(15)	(10)	(19)	(83)
Transfers to other real estate owned	-	-	-	(954)	-
Charge-offs	-	-	-	-	(447)
	$7,292	$6,738	$6,753	$6,763	$7,736

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015
Interest income:
Interest and fees on loans	$52,533	$51,598	$49,210	$47,247	$46,150
Taxable securities	1,604	1,107	1,238	1,269	1,058
Nontaxable securities	785	823	834	858	875
Federal funds sold	377	347	210	73	46
Other interest and dividends	901	816	558	514	322
Total interest income	56,200	54,691	52,050	49,961	48,451
Interest expense:
Deposits	5,817	5,358	4,611	4,361	4,294
Borrowed funds	1,274	1,415	1,548	1,421	996
Total interest expense	7,091	6,773	6,159	5,782	5,290
Net interest income	49,109	47,918	45,891	44,179	43,161
Provision for loan losses	4,075	3,464	3,800	2,059	3,308
Net interest income after provision for loan losses	45,034	44,454	42,091	42,120	39,853
Non-interest income:
Service charges on deposit accounts	1,375	1,367	1,306	1,307	1,326
Mortgage banking	1,044	1,112	901	668	620
Securities gains	-	-	(3)	-	-
Increase in cash surrender value life insurance	745	770	655	624	630
Other operating income	2,875	1,542	988	836	899
Total non-interest income	6,039	4,791	3,847	3,435	3,475
Non-interest expense:
Salaries and employee benefits	11,197	10,958	10,733	11,067	8,884
Equipment and occupancy expense	1,877	2,100	2,023	1,985	1,519
Professional services	1,058	1,182	999	738	706
FDIC and other regulatory assessments	1,072	775	803	750	733
Other real estate owned expense	91	178	41	449	324
Other operating expense	6,742	4,969	4,905	4,301	6,836
Total non-interest expense	22,037	20,162	19,504	19,290	19,002
Income before income tax	29,036	29,083	26,434	26,265	24,326
Provision for income tax	7,298	8,174	7,558	6,309	4,576
Net income	21,738	20,909	18,876	19,956	19,750
Dividends on preferred stock	24	-	23	-	24
Net income available to common stockholders	$21,714	$20,909	$18,853	$19,956	$19,726
Basic earnings per common share (1)	$0.41	$0.40	$0.36	$0.38	$0.38
Diluted earnings per common share (1)	$0.40	$0.39	$0.36	$0.38	$0.37

(1) Adjusted to reflect two-for-one stock split that occurred on December 20, 2016.

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)

ON A FULLY TAXABLE-EQUIVALENT BASIS

(Dollars in thousands)

	4th Quarter 2016		3rd Quarter 2016		2nd Quarter 2016		1st Quarter 2016		4th Quarter 2015
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$4,676,565	4.45%	$4,554,900	4.47%	$4,406,107	4.47%	$4,230,057	4.48%	$4,113,044	4.44%
Tax-exempt (2)	26,344	4.74	21,939	4.37	16,315	4.54	10,281	5.59	9,639	4.94
Total loans, net of unearned income	4,702,909	4.45	4,576,839	4.47	4,422,422	4.47	4,240,338	4.48	4,122,683	4.44
Mortgage loans held for sale	6,271	3.36	6,724	3.79	7,323	3.62	6,084	4.63	4,362	4.27
Debt securities:
Taxable	295,608	2.17	224,825	2.19	208,113	2.38	221,722	2.29	193,982	2.18
Tax-exempt (2)	134,748	3.54	135,272	3.73	135,954	3.73	137,763	3.79	139,435	3.88
Total securities (3)	430,356	2.60	360,097	2.77	344,067	2.91	359,485	2.86	333,417	2.89
Federal funds sold	242,211	0.62	217,158	0.64	144,206	0.59	48,390	0.61	33,255	0.55
Restricted equity securities	3,042	8.24	5,658	4.01	5,659	3.62	4,962	3.81	4,954	4.24
Interest-bearing balances with banks	601,143	0.55	590,675	0.51	393,782	0.52	373,339	0.51	366,771	0.29
Total interest-earning assets	5,985,932	3.77%	5,757,151	3.81%	5,317,459	3.97%	5,032,598	4.03%	4,865,442	3.99%
Non-interest-earning assets:
Cash and due from banks	55,593		58,809		65,318		61,578		62,037
Net premises and equipment	30,421		25,000		23,241		21,023		19,609
Allowance for loan losses, accrued interest and other assets	140,721		145,804		127,640		126,491		124,241
Total assets	$6,212,667		$5,986,764		$5,533,658		$5,241,690		$5,071,329

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$735,115	0.37%	$696,100	0.37%	$691,776	0.36%	$665,039	0.35%	$611,521	0.30%
Savings	51,845	0.32	43,569	0.30	41,546	0.30	41,055	0.29	39,590	0.29
Money market	2,669,513	0.56	2,471,829	0.55	2,105,420	0.52	1,979,727	0.51	2,048,453	0.49
Time deposits	527,100	1.00	519,653	0.99	498,151	1.01	507,605	1.00	503,217	1.00
Total interest-bearing deposits	3,983,573	0.58	3,731,151	0.57	3,336,893	0.56	3,193,426	0.55	3,202,781	0.53
Federal funds purchased	353,029	0.63	436,415	0.64	505,076	0.64	441,309	0.64	295,530	0.37
Other borrowings	55,315	5.16	55,410	5.15	55,521	5.20	55,630	5.19	55,805	5.11
Total interest-bearing liabilities	4,391,917	0.64%	4,222,976	0.64%	3,897,490	0.64%	3,690,365	0.63%	3,554,116	0.59%
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	1,289,448		1,250,139		1,142,541		1,077,613		1,062,795
Other liabilities	14,399		14,376		13,301		12,194		13,469
Stockholders' equity	514,245		494,248		475,917		457,218		436,928
Unrealized gains on securities and derivatives	2,658		5,025		4,409		4,300		4,021
Total liabilities and stockholders' equity	$6,212,667		$5,986,764		$5,533,658		$5,241,690		$5,071,329
Net interest spread		3.13%		3.18%		3.34%		3.40%		3.40%
Net interest margin		3.30%		3.35%		3.51%		3.57%		3.56%

(1)	Average loans include loans on which the accrual of interest has been discontinued.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.
(3)	Unrealized gains on available-for-sale debt securities are excluded from the yield calculation.